Exhibit 99.1

             Leiner Health Products Reports First Quarter
                             2008 Results

          - Quality and Consolidation Initiatives on Track -


    CARSON, Calif.--(BUSINESS WIRE)--Aug. 13, 2007--Leiner Health
Products Inc. today announced its financial results for the first quarter of fiscal year 2008.

    Net sales for the first quarter of fiscal 2008 totaled $107.4 million compared to $163.9 million for the same period in fiscal 2007, a decrease of $56.5 million or 34.4%. U.S. net sales were $95.4 million in the first quarter of fiscal 2008, a decrease of $56.6 million, or 37.2%, from the same period in fiscal 2007. Canadian net sales were $12.0 million in the first quarter of fiscal 2008, an increase of $0.1 million, or 0.1%, from the same period in fiscal 2007. Net U.S. sales decreased due to the previously announced voluntary suspension of our U.S.-based over-the-counter pharmaceuticals (OTC) manufacturing and distribution during the latter part of March 2007 and due to timing of promotional events, which had the effect of decreasing our Vitamin, Mineral and Supplement (VMS) sales.

    Gross profit was $21.1 million, 19.7% of net sales, in the first quarter of fiscal 2008, a decrease of $18.8 million, or 47.0%, from $39.9 million, or 24.4% of net sales in the same period in fiscal 2007. First quarter gross profits were negatively affected by lower revenue and idle plant capacity due to the previously announced OTC product shipment suspension and Fort Mill consolidation.

    The Company recorded total charges of $13.0 million in connection with the previously announced quality initiatives and the consolidation of its manufacturing and packaging operations. The charges consisted of restructuring expenses of $7.3 million, which reflects severance and other related costs related to the consolidation as well as operating expense of $5.7 million, included in general and administrative expenses, for consulting and legal costs relating to the FDA observations remediation.

    The Company reported a net loss of $27.5 million for the first quarter of fiscal 2008, compared to net income of $2.0 million for the same period in fiscal 2007. Credit Agreement EBITDA for the first quarter of fiscal 2008 was $17.5 million, compared to $18.1 million for the same period in fiscal 2007. Leiner was in compliance with all of its financial covenants as of June 30, 2007.

    Robert Kaminski, Chief Executive Officer, commented, "This has been a challenging, but productive quarter as we initiated our Fort Mill consolidation to align our cost structure with our revenue expectations. As a result, we expect total costs to be reduced by a targeted $50 million on an annualized basis. Our consolidation and OTC remediation plans continue to show progress, and we expect to emerge as a best-in-class, high quality OTC and VMS supplier of store brand products. As part of our efforts in this area, we recently recruited John M. Johnson to join Leiner's team as Senior Vice President, Quality and Compliance. John, who was most recently the senior quality executive for Mayne Pharma a global pharmaceutical company, has more than 30 years' experience and a demonstrated track record in successfully driving quality initiatives."

    Quarter End Conference Call Information

    Leiner Health Products will hold a conference call to discuss its first-quarter results on Tuesday, August 14, 2007, at 11:00 a.m. Eastern Time. The dial-in number for the conference call is 706-634-0167. The call is also being webcast, and can be accessed through the "Investor Information" section of the Company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from August 14, 2007 at 11:00 a.m. PT through August 21, 2007, and can be accessed by dialing 706-645-9291, conference ID #12062822. An archived webcast will also be available on Leiner's website.

    Additional information regarding Leiner's first quarter fiscal 2008 performance will be contained in the Company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by 5:00 p.m. PT, August 14, 2007. Alternatively, the Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

    Use of Non-GAAP Financial Measures

    In our earnings release and conference call, we use and discuss non-GAAP financial measures as defined by SEC Regulation G. We use Credit Agreement EBITDA to measure our performance. Credit Agreement EBITDA is a non-GAAP measure that should not be considered as an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. Credit Agreement EBITDA is the basis for the calculation of significant financial covenants in the Company's credit facility, as amended, which requires Leiner to meet specified Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio as such terms are defined in the Credit Agreement Amendment. Management believes that availability of Credit Agreement EBITDA will assist investors in evaluating Leiner's financial performance and our performance relative to credit agreement covenants. See the "Calculation of Credit Agreement EBITDA" in this release for a reconciliation of Credit Agreement EBITDA to net income (loss) computed under U.S. generally accepted accounting principles (GAAP).

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and a leading supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 50 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. In 2006, Leiner distributed more than 31 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statements

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the Company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) an FDA investigation into our OTC operations that has materially and adversely affected our operations; (ii) product recalls; (iii) failure to implement our consolidation plans on favorable terms, if at all; (iv) higher than expected consolidation expenses; (v) obtaining an unfavorable result in significant litigation; (vi) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (vii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals;
(viii) increased competition; (ix) increased costs; (x) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (xi) changes in general worldwide economic and political conditions in the markets in which the Company may compete from time to time; (xii) the inability of the Company to gain and/or hold market share of its customers; (xiii) exposure to and expenses of defending and resolving product liability claims and other litigation;
(xiv) the ability of the Company to successfully implement its business strategy; (xv) the inability of the Company to manage its operations efficiently; (xvi) consumer acceptance of the Company's products; (xvii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xviii) the mix of the Company's products and the profit margins thereon; and (xix) the availability and pricing of raw materials. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Leiner Health Products Inc.
                 Consolidated Statement of Operations
                            (in thousands)

                                               Three months ended
                                          ----------------------------
                                           June 30, 2007 June 24, 2006
                                           ------------- -------------
                                                   (Unaudited)
Net sales                                  $    107,444  $    163,910
Cost of sales                                    86,300       123,982
                                           ------------- -------------

Gross profit                                     21,144        39,928
Marketing, selling and distribution
 expenses                                        12,953        15,194
General and administrative expenses              15,744         9,665
Research and development expenses                 1,458         1,081
Amortization of other intangibles                    91           282
Restructuring charges                             7,315             -
Other operating expense                               -           (67)
                                           ------------- -------------

Operating income (loss)                         (16,417)       13,773
Interest expense, net                             9,639        10,045
                                           ------------- -------------

Income (loss) before income taxes               (26,056)        3,728
Provision for income taxes                        1,431         1,741
                                           ------------- -------------

Net income (loss)                               (27,487)        1,987
                                           ============= =============




                     Leiner Health Products Inc.
                     Consolidated Balance Sheets
              (dollars in thousands, except share data)

                                         June 30, 2007  March 31, 2007
                                         -------------- --------------
ASSETS                                    (Unaudited)

Current assets:
 Cash and cash equivalents               $       8,333  $      22,717
 Accounts receivable, net of allowances
  of $1,505 and $2,014 at June 30, 2007
  and March 31, 2007, respectively              46,473         66,600
 Inventories                                   150,806        134,639
 Income tax receivable                           2,109          2,565
 Prepaid expenses and other current
  assets                                         8,215          7,982
                                         -------------- --------------

   Total current assets                        215,936        234,503
Property, plant and equipment, net              63,735         66,113
Goodwill                                        58,557         58,284
Other noncurrent assets                         21,474         19,718
                                         -------------- --------------

   Total assets                          $     359,702  $     378,618
                                         ============== ==============

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
 Accounts payable                        $      80,732  $      85,875
 Accrued compensation and benefits               9,396          8,271
 Customer allowances payable                     5,680          7,153
 Accrued interest                                1,492          5,662
 Other accrued expenses                         10,886          9,139
 Current portion of long-term debt               5,996          5,905
                                         -------------- --------------

   Total current liabilities                   114,182        122,005
Long-term debt                                 398,726        390,539
Other noncurrent liabilities                     8,892          3,145
                                         -------------- --------------

   Total liabilities                           521,800        515,689
Commitments and contingencies
Shareholder's deficit
 Common stock, $0.01 par value;
  3,000,000 shares authorized, 1,000
  issued and outstanding at June 30,
  2007 and March 31, 2007                            -              -
 Capital in excess of par value                 13,480         13,474
 Accumulated deficit                          (180,321)      (152,414)
 Accumulated other comprehensive income          4,743          1,869
                                         -------------- --------------

   Total shareholder's deficit                (162,098)      (137,071)
                                         -------------- --------------

   Total liabilities and shareholder's
    deficit                              $     359,702  $     378,618
                                         ============== ==============


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

    The following table reconciles Credit Agreement EBITDA, the non-GAAP financial measure used in this release, to the comparable GAAP measure for the respective periods:



                     Leiner Health Products Inc.
                Calculation of Credit Agreement EBITDA
                            (in thousands)

                                               Three months ended
                                           ---------------------------
                                           June 30, 2007 June 24, 2006
                                           ------------- -------------
                                                   (Unaudited)
Net income (loss)                          $    (27,487) $      1,987
Interest expense, net                             9,639        10,045
Provision for income taxes                        1,431         1,741
Depreciation and amortization                     3,991         4,318
Non-cash stock compensation expense (1)               6             7
Expenses related to permitted
 acquisition (2)                                    (17)            -
Restructuring charges (3)                         7,315             -
Management fees (4)                                   -             9
Permitted add-back (5)                           22,615             -
                                           ------------- -------------

Credit Agreement EBITDA                    $     17,493  $     18,107


    (1) Non-cash compensation expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

    (2) Represents cost adjustments in connection with potential acquisitions. These expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

    (3) Represents expenses incurred in connection with the Company's plan to consolidate its manufacturing and packaging operations. These expenses are included in restructuring charges in the consolidated statement of operations for the three months ended June 30, 2007.

    (4) Management fees, which primarily include professional fees incurred in connection with the first amendment to the Company's Credit Agreement, are included in other operating expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

    (5) The second amendment to the Company's Credit Agreement provided add-backs for certain items related to the voluntary suspension of the Company's OTC shipments and plant consolidation plan.


    CONTACT: Leiner Health Products Inc.
             Kevin McDonnell, 310-952-1357
             Chief Financial Officer
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening / Harriet Fried, 212-838-3777